Exhibit 32.2

Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2025 (the "Form 10-K") of Qwest Corporation ("Qwest") as filed with the Securities and Exchange Commission on the date hereof, I, Chris Stansbury, Chief Financial Officer of Qwest, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Qwest as of the dates and for the periods covered by such report.
A signed original of this statement has been provided to Qwest and will be retained by Qwest and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	February 20, 2026	/s/ Chris Stansbury
Chris Stansbury
Executive Vice President and Chief Financial Officer